As filed with the Securities and Exchange Commission on October 9, 2014

Registration No. 333-198802

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL DIGITAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	2844	22-3392051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 South Flagler Drive, Suite 800 West Tower

West Palm Beach, Florida 33401

Telephone: (561) 515-6163

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David A. Loppert

Chief Financial Officer

777 South Flagler Drive, Suite 800 West Tower

West Palm Beach, Florida 33401

Telephone: (561) 515-6163

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Owen Naccarato

Naccarato & Associates

1100 Quail Street, Suite 100

Newport Beach, CA 92660

Office: 949-851-9261

Fax: 949-851-9262

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 3 to Form S-1 Registration Statement (Registration No. 333-198802) of Global Digital Solutions, Inc. is being filed solely to provide a revised legal opinion exhibit to the Registration Statement. Accordingly, Part I, the form of prospectus, has been omitted from this filing.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$661.15
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous	$500.00
TOTAL	$21,161.15

Item 14. Indemnification of Directors and Officers.

The New Jersey Business Corporation Act (“BCA”) provides us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under the BCA, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust, or other enterprise (including heirs and personal representatives) against all expenses, liability, and loss actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by New Jersey law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the BCA would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 15. Recent Sales of Unregistered Securities.

Set forth below are all securities sold by the Company in the past three years that were not registered under the Securities Act.

On December 7, 2011, we issued 2,975,000 shares of our common stock to Reno Zalunado in consideration for the cancellation of a note we owed him of $5,950. The shares of common stock were issued to Mr. Zalunado without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On January 1, 2012 we issued 4,289,029 shares of our common stock valued at $0.035 per shares, or $150,116, to acquire 51% of Bronco Communications LLC. The securities issued to Bronco were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On March 28, 2012, we issued 3,300,000 shares of our common stock to Reno Zalunado in consideration for the cancellation of a note we owed him of $6,600. The shares of common stock were issued to Mr. Zalunado without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

Between May 18, 2012 and May 21, 2012, we accepted subscriptions for a total of 500,000 shares of our common stock in a private placement from Eli Aramouni (250,000) and E. Eldridge Floyd (250,000). We received gross proceeds of $50,000. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On May 30, 2012, we issued 250,000 shares of our common stock to K. Brett Thackston, a consultant, for services rendered valued at $15,000. The shares of common stock were issued to the consultant without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On May 30, 2012, we issued 6,043,801 shares of our common stock to Three Rivers Investments, LLC, a lender, in full satisfaction of a note payable of $314,278. The shares of common stock were issued to the lender without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On September 12, 2012, we issued an aggregate of 2,202,900 shares of our common stock to six lenders in full satisfaction of notes payable totaling $1,101,450. The shares of common stock were issued to the lenders without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On October 1, 2012, we accepted subscriptions for a total of 416,667 shares of our common stock in a private placement from Franklin L. Johnson Trustee, Franklin Johnson Revocable Trust. We received gross proceeds of $25,000. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On October 15, 2012, we issued 750,000 shares of our common stock to two consultants, Insight Capital Consultants (500,000) and K. Brett Thackston (250,000), for services rendered valued at $38,000. The shares of common stock were issued to the consultants without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

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On October 15, 2012, we accepted subscriptions for a total of 750,000 shares of our common stock in a private placement from E. Eldridge Floyd (250,000) and Constantino Galaxides (500,000). We received gross proceeds of $75,000. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On December 31, 2012, we issued 100,000 shares of our common stock to William Forkner and 50,000 shares of our common stock to Seth Long for rent valued at $13,500. The shares of common stock were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On December 31, 2012, we issued 500,000 shares of our common stock to Constantino Galaxides upon the conversion of 1,000 shares of our preferred stock. The shares of common stock were issued to the stockholder without registration in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by the Company and existing security holders where no commission or other remuneration is paid or given directly or indirectly by the Company for soliciting such exchange.

On December 22, 2012, we issued a warrant to purchase 3,000,000 shares of our common stock at an exercise price of $0.15 per share to Gabriel De Los Reyes in connection with a loan we received from him. In May 2013, we amended the warrant’s exercise price to $0.10. As additional consideration for the loan, our Chairman, Richard J. Sullivan, assigned to the lender 3 million shares of our common stock that he owned. The warrant was issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder. On December 18, 2013, Mr. De Los Reyes partially exercised the warrant and we issued 1,250,000 shares in connection with the exercise of this warrant. We received gross proceeds of $125,000. The securities issued in connection with the exercise of the warrant were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder. As additional consideration for the loan, our Chairman, Richard J. Sullivan assigned to the Mr. de Los Reyes 3 million shares of our common stock that he owned.

On January 1, 2103 we issued 1,000,666 shares of our common stock to six individuals for services and rent valued at $99,700. The shares of common stock were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On April 10, 2013, we issued 3,000,000 shares of our common stock to Richard J. Sullivan, our Chairman and CEO, and 5,000,000 shares of our common stock to David A. Loppert, our CFO, upon the issuance of restricted stock grants that fully vested in January 2014, in consideration for compensation. The shares were valued at $0.12 per share, the fair market value on the grant date. The shares of common stock were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On April 10, 2013, we issued 3,000,000 shares of our common stock to Bay Acquisition Corp., an entity controlled by Richard Sullivan, our Chairman and CEO, in consideration for collateral the entity pledged to Mr. De Los Reyes for a loan to the Company. The shares were valued at $360,000. The shares of common stock were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

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On April 10, 2013, we accepted subscriptions for a total of 250,000 shares of our common stock in a private placement from E. Eldridge Floyd (175,000) and Philip Land (75,000). We received gross proceeds of $25,000. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On April 10, 2013, we issued 500,000 shares of our common stock to K. Brett Thackston, a consultant, for investor relations services rendered valued at $50,000. The shares of common stock were issued to the consultant without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

In April, 2013, we agreed to issue 7,500,000 shares of our common stock to Edwin J. Wang, Jennifer S. Carroll and Matthew K. Kelley, senior advisors to the Company. The shares vest commencing in January 2014. The shares were valued at $0.17 per share, the fair market value on the grant date. In February 2014, we issued (i) 2,500,000 shares to Cross Pacific Partners, LLC an entity designated and controlled by Mr. Wang, (ii) 1,250,000 shares to Ms. Carroll and (iii) 1,250,000 shares to Vox Equity Holdings, LLC, and entity designated by and controlled by Mr. Kelley. The shares of common stock have been and will be issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On May 6, 2013, we issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $.15 per share to Scott Weiselberg, a consultant, in connection with a loan modification. The warrant was valued at $300,000. The warrant was issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder. The warrant agreement contained representations from the holder of the warrant to support the Company's reasonable belief that the holder acquired the warrant for his own account and not with a view to distribution in violation of the Securities Act, and that the holder is an "accredited investor" as defined in Regulation D.

On May 21, 2013, we accepted subscriptions for a total of 200,000 shares of our common stock in a private placement from Franklin Johnson Trustee (100,000) and Artemios Roussos (100,000). We received gross proceeds of $50,000. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On June 1, 2013, we agreed to issue 15,000,000 shares of our common stock to five individuals - 10,000,000 to Richard J. Sullivan our Chairman and CEO, 3,000,000 to David A. Loppert, our CFO, 1,000,000 to William J. Delgado a Director and our Executive Vice President, and 1,000,000 to Gary A. Gray, our Vice President in consideration for compensation and fully vest in January 2014. The shares were valued at $0.26, the fair market value on the grant date. The shares of common stock were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

Between May 22, 2013 and June 6, 2013, we accepted subscriptions for a total of 2,150,000 shares of our common stock in a private placement from 15 investors. We received gross proceeds of $537,500. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On June 25, 2103 we issued 310,000 shares of our common stock to two consultants – K. Brett Thackston (250,000) and Jeff Kelley (60,000) - for investor relations services valued at $155,000. The shares of common stock were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

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On June 25, 2013, we issued a warrant to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share to K. Brett Thackston, a consultant, for investor relations services. The warrant was valued at $250,000. The warrant was issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder. The warrant agreement contained representations from the holder of the warrant to support the Company's reasonable belief that the holder acquired the warrant for his own account and not with a view to distribution in violation of the Securities Act, and that the holder is an "accredited investor" as defined in Regulation D.

Between June 18, 2013 and June 30, 2013, we accepted subscriptions for a total of 668,000 shares of our common stock in a private placement from 12 investors. We received gross proceeds of $313,600. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On July 1, 2013 we issued 3,000,000 shares to Gabriel A De Los Reyes in consideration for the conversion of $750,000 of convertible debt. The securities issued in connection with the conversion of the debt were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On August 19, 2013, we issued 2,000,000 shares to ROK Global Solutions, LLC and 1,000,000 shares to JBA Enterprises, LLC, in connection with the exercise of a warrant. We received gross proceeds of $300,000. The securities issued in connection with the exercise of the warrant were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

Between September 20, 2013 and September 25, 2013, we accepted subscriptions for a total of 2,266,000 shares of our common stock in a private placement from 4 investors. We received gross proceeds of $990,000. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On September 9, 2013, we issued 1,500,000 shares of our common stock to Scott Brown a senior advisor to the Company. The restricted stock grant vests between January 2014 and September 2014. The shares were valued at $0.88 per share, the fair market value on the grant date. The shares of common stock will be issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder. The shares were subsequently forfeited on June 4, 2014 and were cancelled.

On September 25, 2103 we issued 66,000 shares of our common stock to Jeff Kelley, a consultant, for investor relations services valued at $29,700. The shares of common stock were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On October 16, 2013, we issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.00 per share to Midtown Partners & Co., LLC, an investment banking company, for services to be rendered. The warrant was valued at $800,000. The warrant was issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder. The warrant agreement contained representations from the holder of the warrant to support the Company's reasonable belief that the holder acquired the warrant for its own account and not with a view to distribution in violation of the Securities Act, and that the holder is an "accredited investor" as defined in Regulation D.

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On October 16, 2013, we accepted subscriptions for a total of 100,000 shares of our common stock in a private placement from Joan O’Leary. We received gross proceeds of $50,000. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On February 4, 2014, we issued 1,500,000 shares under a restricted stock grant that vest over a period of twelve months commencing in February 2014 to Cross Pacific Partners, LLC, an entity designated and controlled by Edwin J. Wang. The shares were valued at $0.64, the fair market value on the grant date. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

On May 19, 2014, we issued 500,000 shares of our common stock valued at $305,000, and on September 5, 2014 we issued an additional 1,300,000 shares of our common stock valued at $429,000 in the aggregate to three individuals, Charles G. Masters, Jr., Tonya Phillips and Robert M. Snibbe, Jr. in connection with their introduction to us of NACSV. These securities were issued without registration in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 16, 2014, we and our wholly owned subsidiary, GDSI Acquisition Corporation, a Delaware corporation (“Buyer”), entered into an Equity Purchase Agreement (“EPA”) with Brian A. Dekle and John Ramsey (collectively, “Sellers”) and North American Custom Specialty Vehicles, LLC, an Alabama limited liability company (“NACSV”), pursuant to which Buyer purchased all of Sellers’ membership interests in NACSV for total consideration of up to $3.6 million (the “Acquisition”) with (a) $1.2 million payable at closing as follows: (i) a cash payment of $1.0 million and (ii) 645,161 shares of GDSI’s restricted common stock valued at $0.31 per share, or $200,000 in the aggregate, (b) up to $2.4 million of additional post-closing contingent consideration as certain milestones are met as set forth in the EPA through December 31, 2017, and (c) a post closing date purchase price adjustment of the excess, if any, of the total value of closing date audited assets of NACSV over $1.2 million. The securities were issued to the Sellers without registration in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On August 19, 2014 we issued 500,000 shares of our common stock to K. Brett Thackston and 1 million shares of our common stock to Carricklee Consultants, Ltd. for investor relations services valued at $150,000 and $330,000, respectively. The shares of common stock were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering, and Rule 506 promulgated thereunder.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

(b)	Financial Statement Schedules.

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida on the 9th day of October, 2014.

GLOBAL DIGITAL SOLUTIONS, INC. (Registrant)

By:	/s/ Richard J. Sullivan
Name: Richard J. Sullivan
Title: President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Richard J. Sullivan	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 9, 2014
Richard J. Sullivan

/s/ David A. Loppert	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 9, 2014
David A. Loppert

*	Director	October 9, 2014
Stephen L. Norris

*	Director	October 9, 2014
William J. Delgado

*	Director	October 9, 2014
Arthur F. Noterman

*	Director	October 9, 2014
Stephanie C. Sullivan

* - Signed by David A. Loppert as attorney-in-fact.

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date / Period End	Exhibit Number
2.1	Purchase Agreement, dated as of January 1, 2012, by and between Global Digital Solution, Inc., and Bronco Communications, LLC	10	8/9/13	2.1
2.2	Amendment to Purchase Agreement dated October 15, 2012, by and between Global Digital Solution, Inc., and Bronco Communications, LLC	10	8/9/13	2.2
2.3	Agreement of Merger and Plan of Reorganization dated as of October __, 2012, by and between Global Digital Solution, Inc., and Airtronic USA, Inc.	10/A	9/10/13	2.3
2.4	First Amendment to Agreement of Merger and Plan of Reorganization dated as of August 5, 2013, by and between Global Digital Solution, Inc., and Airtronic USA, Inc.	10/A	9/10/13	2.4
2.5	Equity Purchase Agreement dated June 16, 2014 by and among Brian A. Dekle, John Ramsey, GDSI Acquisition Corporation, Global Digital Solutions, Inc. and North American Custom Specialty Vehicles, LLC.	8-K	6/19/14	2.1
3.1	Certificate of Incorporation	10	8/9/13	3.1
3.2	Articles of Merger	10	8/9/13	3.2
3.3	Certificate of Amendment to Certificate of Incorporation	10	8/9/13	3.3
3.4	Bylaws	10	8/9/13	3.4
3.5	Certificate of Amendment to Certificate of Incorporation filed July 7, 2014	8-K	7/30/14	3.1
5.1 +	Opinion of Naccarato & Associates
10.1	Debtor In Possession Note Purchase Agreement by and between the Company and Airtronic USA, Inc. dated October 22, 2012	10	8/9/13	10.1
10.2	8 1/4% Secured Promissory Note in the original principal amount of $750,000 dated October 22, 2012 in favor of the Company	10	8/9/13	10.2
10.3	Security Agreement by and between the Company and Airtronic USA, Inc. dated October 22, 2012	10	8/9/13	10.3
10.4	Bridge Loan Modification and Ratification Agreement by and between the Company and Airtronic USA, Inc. dated March __, 2013	10/A	9/10/13	10.4
10.5	Second Bridge Loan Modification and Ratification Agreement by and between the Company and Airtronic USA, Inc. dated as of August 5, 2013	10/A	9/10/13	10.5
10.6	8 1/4% Secured Promissory Note in the original principal amount of $550,000 dated August 5, 2013, in favor of the Company	10/A	9/10/13	10.6
10.7	Intellectual Property Security Agreement dated as of August 5, 2013, by and between Merriellyn Kett and the Company	10/A	9/10/13	10.7
10.8	Promissory Note Purchase Agreement by and between the Company and the investors listed therein dated December __, 2012	10	8/9/13	10.8
10.9	Secured Promissory Note in the original principal amount of $750,000 dated December __, 2012 in favor of Gabriel De Los Reyes	10	8/9/13	10.9
10.10	Security Agreement dated December __, 2012 by and between the Company, Bay Acquisition, LLC and the noteholder identified on Schedule A	10	8/9/13	10.10

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		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date / Period End	Exhibit Number
10.11	Warrant dated December __, 2012 for 3,000,000 shares of common stock	10	8/9/13	10.11
10.12	Amendment dated May 6, 2013, by and between the Company and Gabriel De Los Reyes	10	8/9/13	10.12
10.13	Form of Subscription Agreement and Securities Purchase Agreement	10	8/9/13	10.13
10.14	Form of Indemnification Agreement	10	8/9/13	10.14
10.15	8 1/4% Secured Promissory Note in the original principal amount of $200,000 dated October 10, 2013, in favor of the Company	10-K	3/28/14	10.15
10.16	Third Bridge Loan Modification and Ratification Agreement by and between the Company and Airtronic USA, Inc. dated as of October 10, 2013	10-K	3/28/14	10.16
10.17	Investment Banking Agreement with Midtown Partners & Co, LLC dated October 16, 2013	10-K	3/28/14	10.17
10.18	Addendum dated April 16, 2014 to Investment Banking Agreement with Midtown Partners & Co, LLC dated October 16, 2013	DRS/A	8/5/14	10.17
10.19 *	Global Digital Solutions, Inc. 2014 Equity Incentive Plan approved by Shareholders May 19, 2014	DRS/A	8/5/14	10.19
10.20	Online Virtual Office Agreement dated August 19, 2013	DRS/A	8/5/14	10.20
10.21 *	Restricted Stock Unit Agreement dated as of August 25, 2014 between Global Digital Solutions, Inc. and Stephen L. Norris	8-K/A	8/25/14	10.1
21.1	List of Subsidiaries	10-K	3/28/14	21
23.1	Consent of PMB Helin Donovan, LLP	S-1	9/17/14	23.1
23.2 +	Consent of Naccarato & Associates (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page of this Registration Statement on Form S-1).
99.1	NIMS Standards for Mobile Command Center Vehicles	DRS/A	9/2/14	99.1
101.INS**	XBRL Instance	S-1	9/17/14	101.INS
101.SCH**	XBRL Taxonomy Extension Scheme	S-1	9/17/14	101.SCH
101.CAL**	XBRL Taxonomy Extension Calculation	S-1	9/17/14	101.CAL
101.DEF**	XBRL Taxonomy Extension Definition	S-1	9/17/14	101.DEF
101.LAB**	XBRL Taxonomy Extension Labels	S-1	9/17/14	101.LAB
101.PRE**	XBRL Taxonomy Extension Presentation	S-1	9/17/14	101.PRE

*	Management contract or compensatory plan or arrangement.

+	Filed herewith.

**	XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus of sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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